Exhibit 99.1

Privia Health Reports First Quarter 2024 Financial Results

–Practice Collections +7.4% compared to 1Q’23
–Implemented Providers +17.3% compared to 1Q’23
–Company Reiterated Full Year 2024 Guidance

ARLINGTON, VA – May 9, 2024 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the first quarter ended March 31, 2024.

	For the Three Months Ended March 31,
($ in millions, except per share amounts)	2024	2023	Change (%)

Total revenue	$415.2	$386.3	7.5%
Gross profit	$93.4	$83.0	12.5%
Operating income	$0.8	$6.7	(87.7)%
Net income [a]	$3.0	$7.3	(59.3)%
Non-GAAP adjusted net income [b]	$22.5	$19.3	16.6%
Net income per share	$0.03	$0.06	(50.0)%
Non-GAAP adjusted net income per share	$0.18	$0.16	12.5%

a.Net income for the three months ended March 31, 2024, included $11.9 million in non-cash stock compensation expense. Net income for the three months ended March 31, 2023 included $5.4 million in non-cash stock compensation expense.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

First Quarter 2024 highlights include:
•Practice Collections of $707.7M, +7.4% versus 1Q’23, which includes a year-over-year reduction due to a shift of capitation risk exposure for improved economic terms;
•Adjusted EBITDA of $19.9M, +18.1% versus 1Q’23;
•Continued strength in same-store growth and new provider additions, +17.3% versus 1Q’23; and
•Strong sales and business development pipeline.
Key Operating and Non-GAAP Financial Metrics

	For the Three Months Ended March 31,
($ in millions)	2024	2023	Change (%)

Implemented Providers	4,359	3,716	17.3%
Value-Based Care Attributed Lives	1,143,000	1,037,000	10.2%
Practice Collections	$707.7	$658.9	7.4%
Care Margin	$94.9	$84.0	13.0%
Platform Contribution	$44.7	$41.4	8.1%
Adjusted EBITDA	$19.9	$16.9	18.1%

Financial and Business Outlook c d e f
Privia Health reiterated its full-year 2024 guidance, as follows:

	FY 2023	FY 2024 Guidance [c]		Y-Y% Change from FY 2023
($ in millions)	Actual	Low	High	Low	High
Implemented Providers	4,305	4,650	4,750	8.0%	10.3%
Attributed Lives	1,120,000	1,150,000	1,200,000	2.7%	7.1%
Practice Collections	$2,839.0	$2,775	$2,875	(2.3)%	1.3%
GAAP Revenue	$1,657.7	$1,600	$1,675	(3.5)%	1.0%
Care Margin	$359.2	$388	$400	8.0%	11.4%
Platform Contribution	$173.5	$180	$188	3.7%	8.4%
Adjusted EBITDA[e]	$72.2	$85	$90	17.7%	24.7%
•Practice Collections guidance includes reduction of approximately $198 million from renegotiated Medicare Advantage capitation agreements, and assumes minimal year-over-year increase in Shared Savings accruals
•Adjusted EBITDA guidance includes approximately $10-12 million in start-up costs for new geographies announced in last 18 months
•Capital expenditures are expected to be less than $1 million in full-year 2024
•Approximately 80% of Adjusted EBITDA expected to convert to free cash flow in FY 2024
•Effective tax rate expected to be approximately 27-28%
c.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of gross margin, operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
d.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
e.Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly financial press releases.
f.Any slight variations in totals due to rounding.
Webcast and Conference Call Information
The Company will host a conference call on May 9, 2024, at 8:00 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via live webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link. If you wish to participate in the live conference call, then please go to https://register.vevent.com/register/BIa226cff209a046a0ae8a7711f796fc02 to pre-register and obtain your dial-in number and passcode.

This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things: our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full-year guidance for 2024. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: compliance with applicable healthcare laws and government regulations in the heavily regulated industry in which the Company operates; the Company’s dependence on relationships with its medical groups, some of which the Company does not own; the Company’s growth strategy, which may not prove viable and the Company may not realize expected results; the Company’s inability to successfully enter new markets; difficulties implementing the Company’s proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in the Company’s industry and the Company’s failure to compete and innovate; challenges in successfully establishing a presence in new geographic markets; the Company’s reliance on its electronic medical record vendor, which the Privia Technology Solution is integrated and built upon; changes in the payer mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the Company’s use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996 and other federal and state privacy and security regulations; and those factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s subsequent Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations(g)
(unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2024	2023

Revenue	$415,243	$386,276

Operating expenses:
Provider expense	320,336	302,255
Cost of platform	54,057	44,730
Sales and marketing	6,085	5,286
General and administrative	32,121	25,951
Depreciation and amortization	1,821	1,340
Total operating expenses	414,420	379,562
Operating income	823	6,714
Interest income, net	(2,984)	(1,813)
Income before provision for income taxes	3,807	8,527
Provision for income taxes	751	2,125
Net income	3,056	6,402
Less: Net income (loss) attributable to non-controlling interests	72	(922)
Net income attributable to Privia Health Group, Inc.	$2,984	$7,324
Net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.03	$0.06
Net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.02	$0.06
Weighted average common shares outstanding – basic	118,505,320	115,009,010
Weighted average common shares outstanding – diluted	125,053,404	124,328,964

(g) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(h)
(in thousands)

	March 31, 2024	December 31, 2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$351,136	$389,511
Accounts receivable	346,088	290,768
Prepaid expenses and other current assets	30,916	20,525
Total current assets	728,140	700,804
Non-current assets:
Property and equipment, net	2,038	2,325
Operating right-of-use asset	6,159	6,612
Intangible assets, net	106,103	107,630
Goodwill	139,457	138,749
Deferred tax asset	34,337	35,200
Other non-current assets	15,352	8,580
Total non-current assets	303,446	299,096
Total assets	$1,031,586	$999,900

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$50,651	$57,831
Provider liability	350,286	326,078
Operating lease liabilities, current	2,861	3,043
Total current liabilities	403,798	386,952
Non-current liabilities:
Operating lease liabilities, non-current	4,651	5,246
Other non-current liabilities	313	313
Total non-current liabilities	4,964	5,559
Total liabilities	408,762	392,511
Commitments and contingencies
Stockholders’ equity:
Common stock	1,187	1,182
Additional paid-in capital	766,243	753,869
Accumulated deficit	(190,630)	(193,614)
Total Privia Health Group, Inc. stockholders’ equity	576,800	561,437
Non-controlling interest	46,024	45,952
Total stockholders’ equity	622,824	607,389
Total liabilities and stockholders’ equity	$1,031,586	$999,900
(h) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows(i)
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$3,056	$6,402
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	294	291
Amortization of intangibles	1,527	1,049
Stock-based compensation	11,904	5,381
Deferred tax expense	863	1,865
Changes in asset and liabilities:
Accounts receivable	(55,320)	(71,277)
Prepaid expenses and other current assets	(10,391)	(2,301)
Other non-current assets and right-of-use asset	(1,321)	493
Accounts payable and accrued expenses	(7,180)	(6,537)
Provider liability	24,208	51,944
Operating lease liabilities	(777)	(694)
Net cash used in operating activities	(33,137)	(13,384)
Cash from investing activities
Business acquisitions, net of cash acquired	(707)	(24,856)
Other	(5,006)	—
Net cash used in investing activities	(5,713)	(24,856)
Cash flows from financing activities
Proceeds from exercised stock options	475	1,477
Net cash provided by financing activities	475	1,477
Net decrease in cash and cash equivalents	(38,375)	(36,763)
Cash and cash equivalents at beginning of period	389,511	347,992
Cash and cash equivalents at end of period	$351,136	$311,229

Supplemental disclosure of cash flow information:
Interest paid	$93	$22
Income tax refunds received	$(230)	$(5)

(i) Any slight variations in totals are due to rounding.

Additional Financial Information
Revenues disaggregated by source:

	For the Three Months Ended March 31,
(Dollars in Thousands)	2024	2023
FFS-patient care	$274,823	$227,789
FFS-administrative services	29,076	26,396
Capitated revenue	51,304	78,260
Shared savings	47,464	43,928
Care management fees (PMPM)	10,603	8,558
Other revenue	1,973	1,345
Total Revenue	$415,243	$386,276

The Company’s liabilities for unpaid medical claims under at-risk capitation arrangements:

	March 31,
(Dollars in Thousands)	2024	2023
Balance, beginning of period	$67,138	$28,617
Incurred health care costs:
Current year	51,040	75,632
Prior years	600	3,268
Total claims incurred	$51,640	$78,900
Claims paid:
Current year	(2,072)	(29,716)
Prior year	(42,185)	(28,079)
Total claims paid	$(44,257)	$(57,795)
Balance, end of period	$74,521	$49,722

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(j)

	For the Three Months Ended March 31,
(unaudited; $ in millions)	2024	2023

Implemented Providers (as of end of period) (1)	4,359	3,716
Attributed Lives (as of end of period) (2)	1,143,000	1,037,000
Practice Collections (3)	$707.7	$658.9

(1) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia to deliver care as part of a value-based care arrangement through a provider of primary care services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(j) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (4)(k)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2024	2023

Care Margin	$94,907	$84,021
Platform Contribution	$44,737	$41,398
Platform Contribution Margin	47.1%	49.3%
Adjusted EBITDA	$19,922	$16,864
Adjusted EBITDA Margin	21.0%	20.1%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is Gross Profit excluding amortization of intangible assets.
•Platform Contribution is Gross Profit, excluding amortization of intangible assets, less Cost of platform and excluding stock-based compensation expense included in Cost of platform.
•Platform Contribution margin is Platform Contribution divided by Care Margin.
•Adjusted EBITDA is net income attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding non-controlling interests, provision for income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, employer taxes on equity vesting/exercises, severance charges and other non-recurring expenses.
•Adjusted EBITDA Margin is Adjusted EBITDA divided by Care Margin.

(k) Any slight variations in totals are due to rounding.

Reconciliation of Gross Profit to Care Margin(l)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2024	2023
Revenue	$415,243	$386,276
Provider expense	(320,336)	(302,255)
Amortization of intangible assets	(1,527)	(1,049)
Gross Profit	$93,380	$82,972
Amortization of intangibles assets	1,527	1,049
Care margin	$94,907	$84,021
(l) Any slight variations in totals are due to rounding.
Reconciliation of Gross Profit to Platform Contribution(m)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2024	2023
Revenue	$415,243	$386,276
Provider expense	(320,336)	(302,255)
Amortization of intangibles assets	(1,527)	(1,049)
Gross Profit	$93,380	$82,972
Amortization of intangibles assets	1,527	1,049
Cost of platform	(54,057)	(44,730)
Stock-based compensation(5)	3,887	2,107
Platform Contribution	$44,737	$41,398
(m) Any slight variations in totals are due to rounding.
(5) Amount represents stock-based compensation expense included in Cost of Platform.

Reconciliation of Net Income to Adjusted EBITDA(n)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2024	2023
Net income	$2,984	$7,324
Net income (loss) attributable to non-controlling interests	72	(922)
Provision for income taxes	751	2,125
Interest income, net	(2,984)	(1,813)
Depreciation and amortization	1,821	1,340
Stock-based compensation	11,904	5,381
Other expenses(6)	5,374	3,429
Adjusted EBITDA	$19,922	$16,864

(n) Any slight variations in totals are due to rounding.
(6) Other expenses include employer taxes on equity vesting/exercises, severance and certain non-recurring costs.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share(o)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2024	2023
Net income	$2,984	$7,324
Stock-based compensation	11,904	5,381
Intangible amortization expense	1,527	1,049
Provision for income tax	751	2,125
Other expenses(7)	5,374	3,429
Adjusted net income	$22,540	$19,308
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.19	$0.17
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.18	$0.16
Weighted average common shares outstanding – basic	118,505,320	115,009,010
Weighted average common shares outstanding – diluted	125,053,404	124,328,964
(o) Any slight variations in totals due to rounding.
(7) Other expenses include employer taxes on equity vesting/exercises, severance and certain non-recurring costs.